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                                                                 EXHIBIT 3(b)(1)





                              DECLARATION OF TRUST


            DECLARATION OF TRUST, dated as of December 12, 1996, between J.P. Morgan & Co. Incorporated, a Delaware corporation, as Sponsor, Wilmington Trust Company, a Delaware banking corporation, as Delaware Trustee, and H. Christian Raymond, Andrew G. Kerber and Susan L. McCullin, as Regular Trustees (collectively with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

            1. The trust created hereby (the "Trust") shall be known as "J.P. Morgan Index Funding Company I", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

            2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in debt instruments of the Sponsor or a wholly-owned subsidiary thereof, (ii) issuing and selling common securities representing undivided beneficial interests in the assets of

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the Trust ("Common Securities" and, together with the Preferred Securities,
"Trust Securities") to the Sponsor in exchange for cash and investing the proceeds thereof in such debt instruments, (iii) effectuating a merger of any other entity with and into the Trust, with the Trust being the surviving business trust, and (iv) engaging in such other activities as are necessary, convenient or incidental thereto.

            3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement referred to below at the time such registration statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

            4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, to (i) prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, an application for an exemption from the provisions of the Investment Company Act of 1940, (ii) negotiate, prepare, execute and, as applicable, file all agreements, certificates, documents and applications necessary to effectuate a merger of any other entity with and into the Trust, with the Trust being the surviving business trust, and to effectuate any amendment to the Declaration of Trust of the Trust in effect at such time or to adopt a new Declaration of Trust at such time, in accordance with Section 3815(f) of the Business Trust Act, (iii) prepare and file with the Commission and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including by way of an amendment of a Registration Statement of any other entity that has merged with and into the Trust, and including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under the Securities Act and (b) a Registration Statement on Form 8-A (the "1934 Act Registration


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Statement") (including any pre-effective or post-effective amendments thereto)
relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended; (iv) prepare and file with the New York Stock Exchange and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (v) prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (vi) negotiate the terms of, and execute on behalf of the Trust, an underwriting agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities, substantially in the form included as an exhibit to the 1933 Act Registration Statement at the time it becomes effective under the Securities Act. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-(vi) above, (A) any Regular Trustee (or his attorneys-in-fact and agents or the Sponsor as permitted herein) is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or the New York Stock Exchange or state securities or blue sky laws, and in such case only to the extent so required. In connection with all of the foregoing, the Sponsor and each Regular Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Gene A. Capello and James C.P. Berry, and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file (i) the 1933 Act Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and


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agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

            5. This Declaration of Trust may be executed in one or more counterparts.

            6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than four (4); and provided, further, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior notice to the Sponsor; provided, however, that the Delaware Trustee may resign immediately upon notice to the Sponsor if the Delaware Trustee is required to join in any filing or execute on behalf of the Trust any document pursuant to the provisions of paragraph 4 hereof and, upon giving such notice, the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document; provided, further, however, that no resignation of the Delaware Trustee shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

            7. To the fullest extent permitted by applicable law, the Sponsor agrees to indemnify (i) the Delaware Trustee, (ii) any affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the persons or entities in (i) through (iii) being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any


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loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Declaration.

            8. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.


            IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                        J.P. MORGAN & CO. INCORPORATED,
                                             as Sponsor



                                        By: /s/ James CP Berry
                                           -------------------------------------
                                           Name:    James CP Berry
                                           Title:   Vice President, Assistant
                                                    General Counsel and
                                                    Assistant Secretary



                                        WILMINGTON TRUST COMPANY,
                                        as Delaware Trustee



                                        By: /s/ Emmett R. Harmon
                                           -------------------------------------
                                            Name:  Emmett R. Harmon
                                            Title: Vice President



                                              /s/ H. Christian Raymond
                                              ----------------------------------
                                              H. Christian Raymond, as
                                              Trustee



                                              /s/ Andrew G. Kerber
                                              ----------------------------------
                                              Andrew G. Kerber, as Trustee



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                                              /s/ Susan L. McCullin
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                                              Susan L. McCullin, as Trustee


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